SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 22, 1999


                               BOCA RESEARCH, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Florida                      0-21138                     59-2479377
(State or other jurisdiction of  (Commission File Number)        (IRS Employer
incorporation or organization)                          Identification Number)

                              1377 Clint Moore Road
                           Boca Raton, Florida  33487
                   (Address of principal executive (Zip Code)
                                    offices)

       Registrant's telephone number, including area code: (561) 997-6227

                                 Not Applicable
                  (former address if changed since last report)




ITEM 5.  OTHER EVENTS

     On September 22, 1999, Boca Research, Inc., a Florida corporation (the "Company", entered into a Common Stock Purchase Agreement (the"Agreement") with National Semiconductor Corporation, a Delaware corporation (the "Purchaser"), pursuant to which the Purchaser would purchase 691,085 newly issued shares of common stock of the Company at a purchase price of $7.235 per share, for an aggregate purchase price of approximately $5.0 million in cash.

     The closing of the transactions contemplated by the Agreement occurred on September 24, 1999.

     The summary of the Agreement set forth above is qualified in its entirety by reference to the Agreement which is filed as an exhibit hereto and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)               Not Applicable.

(b)               Not Applicable.

(c)               Exhibits - Incorporated by Reference


     Exhibit No.         Description

     10.21 Common Stock Purchase Agreement, dated as of September 22, 1999, by and between Boca Research, Inc. and National Semiconductor Corporation





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BOCA RESEARCH, INC.
                                              (Registrant)


Date:   September 27, 1999                   By:    /s/ ANTHONY F. ZALENSKI
                                                       Anthony F. Zalenski
                                                       President and Chief
                                                       Executive Officer



                                  EXHIBIT INDEX


          Exhibit                               Description

          10.21 Common Stock Purchase Agreement, dated as of September 22, 1999, by and between Boca Research, Inc. and National Semiconductor Corporation